================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Thermatrix, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

LOGO TMX THERMATRIX INC.
--------------------------------------------------------------------------------
                                                                      LETTERHEAD


                                                                   May 11, 1998

Dear Stockholder:

  Enclosed are the proxy materials for the 1998 Annual Meeting of Stockholders. I hope you will be able to join us on June 11, 1998, and take the opportunity to meet members of the team who have contributed to the success of the Company.

  In the meantime, I would urge you to carefully review all of the proposals in the proxy statement and I solicit your support of the Board's recommendations on these proposals.

                                      Sincerely,

                                      /s/John T. Schofield

                                      John T. Schofield
                                      Chairman, President and Chief Executive
                                       Officer

                                THERMATRIX INC.
                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Thermatrix Inc., a Delaware corporation ("the Company") will be held on Thursday, June 11, 1998 at 10:30 a.m. (Pacific time), at 101 Metro Drive, Suite 248, San Jose, California, for the following purposes:

  1. To elect three (3) Class II directors to serve for a three-year term and until their successors are elected and qualified (Proposal 1);

  2. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock of the Company reserved for issuance thereunder by 100,000 shares (Proposal 2);

  3. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1998 (Proposal 3); and

  4. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

  Stockholders of record at the close of business on April 20, 1998 shall be entitled to notice of and to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          /s/ John T. Schofield

                                          John T. Schofield
                                          Chairman, President and Chief
                                           Executive Officer

San Jose, California
May 11, 1998


                            YOUR VOTE IS IMPORTANT

 IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                THERMATRIX INC.
                          101 METRO DRIVE, SUITE 248
                          SAN JOSE, CALIFORNIA 95110
                               ----------------

                                PROXY STATEMENT
                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of the Board of Directors of Thermatrix Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 101 Metro Drive, Suite 248, San Jose, California on Monday, June 11, 1998 at 10:30 a.m. (Pacific time), and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal office is located at 101 Metro Drive, Suite 248, San Jose, California 95110 and its telephone number is (408) 453-0490. These proxy solicitation materials were mailed on or about May 11, 1998 to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

  Stockholders of record at the close of business on April 20, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 7,641,842 shares of the Company's Common Stock, $.001 par value were issued and outstanding.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Barbara Krimsky) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Each share of Common Stock has one vote on all matters. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The Company's Bylaws provide that stockholders holding a majority of the outstanding shares of the corporation entitled to vote on the Record Date and represented in person or by proxy shall constitute a quorum at meetings of stockholders for the transaction of business. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a particular matter (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders of the Company that are intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than January 11, 1999 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for such persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were timely filed.

STOCKHOLDER INFORMATION

  A copy of the Company's Annual Report on Form 10-K, including financial statements and schedules is enclosed with these proxy solicitation materials. IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THERMATRIX INC., 101 METRO DRIVE, SUITE 248, SAN JOSE, CALIFORNIA 95110, ATTENTION: INVESTOR RELATIONS.

                                 PROPOSAL ONE

                        ELECTION OF CLASS II DIRECTORS

NOMINEES

  The Company has a classified Board of Directors consisting of three Class I directors (Robi Blumenstein, Rebecca P. Mark, and John T. Schofield), three Class II directors (Harry J. Healer, Jr., Charles R. Kokesh and John M. Toups) and two Class III directors (Frank R. Pope and James M. Strock), who will serve until the annual meetings of stockholders to be held in 2000, 1998 and 1999, respectively, or until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire at the annual meeting.

  The terms of the three directors in Class II will expire on the date of the upcoming annual meeting. Three persons are to be elected to Class II at the meeting. The nominees for election by the stockholders to these three positions are Harry J. Healer, Jr., Charles R. Kokesh and John M. Toups, all current members of the Board of Directors in Class II. If elected, the nominees will serve as directors until the Company's annual meeting of stockholders in 2001, or until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the Proxies may be voted for such substitute nominees as management may designate. The proxy holders have also been advised that in the event any of the nominees shall not be available for election, a circumstance that is not currently expected, they may vote for the election of substitute nominees in accordance with their judgment.

  There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

  The names of the nominees and other information about members of the Board of Directors, are set forth below:

                                                                              DIRECTOR
   NAME OF NOMINEE           AGE             PRINCIPAL OCCUPATION              SINCE
   ---------------           ---             --------------------             --------
   Harry J. Healer, Jr.(1).   57 General Partner, Venture Capital Fund of       1989
                                 New England
   Charles R. Kokesh.......   50 Managing General Partner, Technology Funding   1998
   John M. Toups(2)........   72 Chief Executive Officer (retired), Planning    1994
                                 Research Corporation

--------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

  John T. Schofield. Mr. Schofield has been President and Chief Executive Officer of the Company since April 1992, and Chairman of the Board since December 1993. From April 1981 to September 1991, Mr. Schofield served in various executive positions at International Technology Corporation, an environmental management company, where he directed technical services, business activities, strategic planning and development. Mr. Schofield holds a B.Sc. Honours in Chemistry from the University of Manchester, England.

  Robi Blumenstein. Mr. Blumenstein has been a Director of the Company since November 1994. Mr. Blumenstein has been with CIBC Capital Partners, the merchant banking division of the Canadian Imperial Bank of Commerce, since January 1994, most recently as a Managing Director. From May 1992 to December 1993, Mr. Blumenstein was a principal of Hadley & Baxendale, Limited, an investment and advisory firm. Mr. Blumenstein holds a B.A. and an LL.B. from the University of Toronto and an M.B.A from Harvard Business School.

  Harry J. Healer, Jr. Mr. Healer has been a Director of the Company since September 1989. Mr. Healer has been a general partner of the Venture Capital Fund of New England, a venture capital investment firm, since its inception in January 1981. Mr. Healer holds a B.S. in Business Administration from Babson College.

  Charles R. Kokesh. Mr. Kokesh has been a Director of the Company since March 1998. Mr. Kokesh is the founder and managing general partner of Technology Funding, a professional venture capital firm headquartered in Silicon Valley. Mr. Kokesh currently serves on the board of directors of Adesso Specialty Inc. Mr. Kokesh received an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Boalt Hall School of Law, University of California at Berkeley.

  Rebecca P. Mark. Ms. Mark has been a Director of the Company since March 1996. Since January 1992, Ms. Mark has been with Enron Development Corp., the international project development arm of Enron Corp., most recently as Chairman and Chief Executive Officer. From July 1991 to July 1993 Ms. Mark was also Vice Chairman and Chief Development Officer of Enron Power Corp. Ms. Mark currently serves on the board of directors of Brunswick Corp. Ms. Mark holds a B.A. in Psychology and an M.S. in International Management from Baylor University and an M.B.A from Harvard Business School.

  Frank R. Pope. Mr. Pope has been a Director of the Company since 1994. Mr. Pope has been the Managing Director of Verdigris Capital, an environmental investment banking firm since October 1996. Prior to October 1996, Mr. Pope was a general partner of Technology Funding, a professional venture capital firm. Mr. Pope currently serves on the board of directors of Medstone International, Inc. and Advanced BioCatalytics Corp. where Mr. Pope also serves as Vice President, Corporate Development. Mr. Pope holds a B.A. from Stanford University, an M.B.A. from the University of Santa Clara Graduate School of Business and a J.D. from the University of Santa Clara School of Law.

  James M. Strock. Mr. Strock has been a Director of the Company since October 1997. Since June 1997, Mr. Strock has been the Principal of Strock Enterprises, a management and public affairs consultancy based in San Francisco. Mr. Strock served as California's first Secretary for Environmental Protection from 1991-1997. He was chief law enforcement officer of the U.S. Environmental Protection Agency from 1989 to 1991. Mr. Strock currently serves on the board of directors of American Vanguard Corporation and is a member of the Council on Foreign Relations. He holds an A.B. and J.D. from Harvard University.

  John M. Toups. Mr. Toups has been a Director of the Company since November 1994. From January 1978 until his retirement in February 1987, Mr. Toups was the Chief Executive Officer of Planning Research Corporation (PRC). Mr. Toups currently serves on the board of directors of CACI International Inc., NVR, Inc., Halifax Corporation, Government Technology Services, Inc., and Telepad Corporation. Mr. Toups holds a B.S. in Civil Engineering from the University of California at Berkeley.

REQUIRED VOTE

  If a quorum is present and voting, the three nominees for Class II director receiving the highest number of votes will be elected as Class II directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present in determining if a quorum is present but because directors are elected by a plurality vote, will have no impact once a quorum is present. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                           THE NOMINEES LISTED ABOVE

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of five (5) meetings and took a total of one (1) action by written consent during the fiscal year ended December 31, 1997. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee.

  The Audit Committee of the Board of Directors, which consists of Ms. Mark and Messrs. Pope and Toups, held one (1) meeting during the last fiscal year. The Audit Committee reviews and advises the Board of Directors regarding the Company's accounting matters and is responsible for reviewing and recommending the engagement of the Company's independent public accountants and the services to be performed by them, and reviewing and evaluating the accounting principles being applied to the Company's financial reports.

  The Compensation Committee of the Board of Directors, which consists of Messrs. Blumenstein, Healer and Strock, held two (2) meetings during the last fiscal year. The Compensation Committee establishes the overall executive compensation strategies of the Company and approves compensation elements for the chief executive officer, other executive officers, and employees earning in excess of $100,000 per year.

  The Board of Directors has no nominating committee or any committee performing such functions.

DIRECTOR COMPENSATION

  Directors are not paid any cash compensation from the Company for their services as members of the Board or any committee thereof, although they are reimbursed for reasonable out-of-pocket expenses incurred by them in attending such meetings.

  The Company's 1996 Director Option Plan (the "Director Plan") was adopted by the Board of Directors in March 1996 and was approved by the stockholders in April 1996. The Director Plan provides for the automatic and non-discretionary grant of nonqualified stock options to purchase 6,667 shares of the Company's Common Stock to directors who are not employed by the Company ("Outside Directors") on the date upon which such person first becomes an Outside Director ("Initial Option"). Thereafter, each Outside Director is automatically granted an option to purchase 1,667 shares of Common Stock on January 1 of each year, beginning January 1, 1997 ("Subsequent Option"), provided he or she has served as a director for at least six months as of such date. The exercise price of options granted under the Director Plan is 100% of the fair market value of the Company's Common Stock on the date of grant. Initial Options vest and become exercisable as to 12 1/2% of the shares subject to the option six months after the date of grant and as to an additional 12 1/2% of the shares at the end of each six-month period thereafter, provided the optionee continues to serve as a director on such date. Subsequent Options vest and become exercisable as to 50% of the shares subject to the Subsequent Option six months after the date of grant and as to the remaining 50% one year after the date of grant, provided the optionee continues to serve as a director on such date.

  On January 1, 1997, a Subsequent Option to purchase 1,667 shares of Common Stock was automatically granted to Messrs. Blumenstein, Healer, Pope and Toups and to Ms. Mark at an exercise price of $9.00 per share. In October 1997, Mr. Strock was granted an Initial Option to purchase 6,667 shares of Common Stock at an exercise price of $3.00 per share. On January 1, 1998, a Subsequent Option to purchase 1,667 share of Common Stock was automatically granted to Messrs. Blumenstein, Healer, Pope, Toups and Ms. Mark at an exercise price of $1.625 per share. In March 1998, Mr. Kokesh was granted an Initial Option to purchase 6,667 shares of Common Stock at an exercise price of $2.50 per share.

  A total of 83,334 shares of Common Stock has been reserved for issuance under the Director Plan. As of April 20, 1998, no shares of Common Stock had been issued upon the exercise of options granted under the Director Plan, options to purchase 63,339 shares of Common Stock at a weighted average exercise price of

$8.56 per share were outstanding, 20,840 options were exercisable and 19,995 shares were available for future issuance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Messrs. Blumenstein, Healer and Strock. Mr. Schofield also participates in discussions regarding salaries and incentive compensation for all employees (including officers) and consultants to the Company, except that Mr. Schofield is excluded from discussions regarding his own salary and incentive compensation. No director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive director who is also a director or a board committee member of the Company.

                                 PROPOSAL TWO

APPROVAL OF INCREASE IN NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE
                    UNDER THE EMPLOYEE STOCK PURCHASE PLAN

GENERAL

  The Company's Employee Stock Purchase Plan (the "ESPP") permits eligible employees of the Company to purchase Common Stock through payroll deductions of up to 15% of their eligible compensation and is intended to qualify under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

  The ESPP was adopted by the Board of Directors in March 1996 and approved by the stockholders in April 1996. At that time, a total of 116,667 shares of the Company's Common Stock were reserved for issuance under the ESPP. In March 1998, the Board of Directors adopted an amendment to the ESPP, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by 100,000 shares, to a total of 266,667 shares. As of April 20, 1998, 51,378 shares of Common Stock had been issued under the ESPP at an average price of $2.30 per share and 65,289 shares remained available for purchase.

REASONS FOR THE PROPOSED AMENDMENT

  The Board of Directors believes that its ESPP is an important factor in attracting and retaining skilled personnel. Each year the Company reviews the number of shares available for issuance under the ESPP and estimates the number of shares expected to be purchased under the ESPP. The Board of Directors believes that the shares remaining available for issuance pursuant to the ESPP are insufficient to meet the expected requirements over the next two years. Accordingly, at the Annual Meeting, the stockholders are being requested to consider and to approve the amendment of the ESPP to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares.

SUMMARY OF THE ESPP

  The essential features of the ESPP are summarized below.

  Purpose. The purpose of the ESPP is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

  Administration. The ESPP may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation or application of the ESPP are determined by the Board or its committee, whose decisions are final and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the ESPP but may not vote on any matter affecting the administration thereof or the grant of any option pursuant thereto. No director who is eligible to participate in the ESPP may be a member of the committee appointed to administer it. No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Members of the Board receive no additional compensation for their services in connection with the administration of the ESPP.

  Eligibility and Participation. Any person who is employed by the Company (or any of its majority-owned subsidiaries) for 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP, provided that the employee is employed on the first day of an offering period. Eligible employees become participants in the ESPP by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable enrollment date. An employee who becomes eligible to participate in the ESPP after the commencement of an offering period may not participate in the ESPP until the commencement of the next offering period.

  Offering Dates. The ESPP is generally implemented during consecutive six-month offering periods. The offering periods commence on May 1 and November 1 of each year; however, the first offering period commenced on June 20, 1996 and ended on April 30, 1997. Shares are purchased for participating employees once every six months (the last day of each offering period being the "Exercise Date"). The Board may alter the duration of the offering periods without shareholder approval if such change is announced five days prior to the scheduled beginning of the first offering period to be affected.

  Purchase Price. The purchase price per share at which shares will be sold under the ESPP is the lower of 85% of the fair market value of the Common Stock on the first day of each offering period or 85% of the fair market value of the Common Stock on the Exercise Date.

  The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 15% of a participant's eligible compensation, which is defined in the ESPP to include the regular straight time gross salary (including authorized paid time off) in effect at the beginning of the offering period, but excluding overtime, shift premium, incentive compensation and payments, bonuses, commissions and other compensation. A participant may at any time discontinue his or her participation in the ESPP or may increase or decrease, not more than once in an offering period, the rate of payroll deductions. Payroll deductions shall commence on the first payday in the offering period, and shall continue at the same rate until the end of the offering period and for consecutive offering periods unless sooner terminated as provided in the ESPP. All payroll deductions are credited to the participant's account under the ESPP and are deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

  Purchase of Stock. At the beginning of each offering period, by executing a subscription agreement to participate in the ESPP, each participant is in effect granted an option to purchase shares of Common Stock on each Exercise Date. The maximum number of shares placed under option to a participant in an offering period is that number determined by dividing the amount of participant's total payroll deductions to be accumulated during the offering period by the applicable purchase price, and subject to the further limitation that the maximum number of shares a participant may purchase during each offering period shall be determined at the beginning of the offering period by dividing $12,500 by the fair market value of a share of Common Stock on the first day of the offering period. Unless a participant withdraws from the ESPP, such participant's option for the purchase of shares will be exercised automatically at the end of the offering period for the maximum number of shares at the applicable price.

  Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the ESPP if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the ESPP or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) pursuant to all Company stock purchase plans in any calendar year.

  Withdrawal. A participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the ESPP. Any withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period. The failure to maintain continuous status as an employee of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering period. The ESPP also provides that participants will be deemed to have withdrawn from an offering during certain leaves of absence. Generally, a participant's withdrawal from an offering period does not have any effect upon such participant's eligibility to participate in subsequent offering periods.

  Termination of Employee. Termination of a participant's employment for any reason, including retirement or death, cancels his or her participation in the ESPP immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

  Capital Changes. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase under the ESPP and in the purchase price per share, subject to any required action by stockholders of the Company.

  Nonassignability. No rights or accumulated payroll deductions of a participant under the ESPP may be pledged, assigned or transferred for any reason (other than by will, the laws of descent and distribution) and any such attempt may be treated by the Company as an election to withdraw from the ESPP.

  Amendment and Termination of the ESPP. The Board may at any time amend or terminate the ESPP, except that such termination shall not affect options previously granted, provided that an offering period may be terminated if the Board determines that such termination is in the best interests of the Company and its stockholders. No amendment may be made to the ESPP without prior approval of the stockholders of the Company if such amendment would constitute an amendment for which stockholder approval is required under the federal securities laws or the Code. In any event, the ESPP will terminate in March 2006.

CERTAIN FEDERAL INCOME TAX INFORMATION

  The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

  The foregoing summary of the federal income tax consequences of ESPP transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not describe foreign, state or local tax consequences.

PLAN BENEFITS

  The Company cannot now determine the number of shares to be purchased in the future by the named executive officers, all current executive officers as a group or all employees (excluding executive officers) as a group. In the fiscal year ended December 31, 1997, however, the following shares of Common Stock were purchased by such persons pursuant to the ESPP:

                                                                       NUMBER OF
       NAME                                                             SHARES
       ----                                                            ---------
       John T. Schofield..............................................   3,703
       Steven J. Guerrettaz...........................................   1,599
       Alexander G. Baldwin...........................................     309
       Howard M. Hohl.................................................   3,080
       Richard J. Goodier.............................................       0
       Barbara E. Krimsky.............................................   4,703
       All current executive officers (3 persons).....................   8,406
       All employees (excluding current executive officers)...........  42,972

REQUIRED VOTE

  The stockholders are being asked to approve such amendment. The affirmative vote of a majority of the outstanding shares of Common Stock will be required to approve PROPOSAL TWO. The effect of an abstention and broker non-vote is the same as that of a vote against the proposal. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE
 INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER
                       THE EMPLOYEE STOCK PURCHASE PLAN.

                                PROPOSAL THREE

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. If there is a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

  The ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this subject matter at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
            RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each of the Company's executive officers named in the Summary Compensation Table appearing herein (the "Named Executive Officers"), (ii) each director, (iii) all of the Company's Named Executive Officers and directors as a group, and
(iv) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The Company knows of no agreements among its stockholders that relate to voting or investment power of its shares of Common Stock.

                                                                BENEFICIAL
                                                               OWNERSHIP(1)
                                                            -------------------
      NAMED EXECUTIVE OFFICERS, DIRECTORS, AND              NUMBER OF  PERCENT
ALL DIRECTORS AND NAMED EXECUTIVE OFFICERS AS A GROUP         SHARES   OF TOTAL
-----------------------------------------------------       ---------- --------
John T. Schofield(2) ......................................    346,236   4.40
Steven J. Guerrettaz(3) ...................................      7,767      *
Alexander G. Baldwin(4)....................................     13,268      *
Howard M. Hohl(5) .........................................      5,609      *
Richard J. Goodier(6) .....................................      2,084      *
Barbara E. Krimsky(7) .....................................     30,178      *
Robi Blumenstein(8)(9) ....................................    766,907  10.03
Harry J. Healer, Jr.(10)(11) ..............................    635,137   8.30
Charles R. Kokesh(12) .....................................  1,171,817  15.33
Rebecca P. Mark(13) .......................................     14,447      *
Frank R. Pope(14) .........................................    154,959   2.03
James M. Strock(15)........................................        834      *
John M. Toups(16) .........................................     44,969      *
All Named Executive Officers and directors as a group (13
 persons)(17) .............................................  3,221,027  40.35

5% STOCKHOLDERS:
Charles River Partnerships VI, L.P. and Charles River
 Partnership VI-A, L.P. ...................................    417,939   5.47
  10 Post Office Square, Suite 1330
  Boston, MA 02109
CIBC Wood Gundy Ventures, Inc.(8) .........................    761,906   9.97
  425 Lexington Ave., 2nd Floor
  New York, NY 10017-3903
Denise Hale, George T. Cronin and Thomas M. Peterson as
 Successor Co-trustees of the Prentis Cobb Hale Trust U/A
 dated 7/13/93, as amended.................................    397,529   5.20
  Brobeck Phleger & Harrison LLP
  Attn: Thomas M. Peterson
  One Market Plaza, Spear Street Tower
  San Francisco, CA 94105
Technology Funding Partners III, L.P. and Technology Fund-
 ing
 Venture Partners IV, an Aggressive Growth Fund, L.P.(12) . 1,171,817   15.33
  2000 Alameda de las Pulgas, Suite 250
  San Mateo, CA 94403
Vencap Inc.(18) ...........................................    566,429   7.02
  1980 Manulife Place, 10180-101 Street
  Edmonton, Alberta T5J 3S4, CANADA
North America Environmental Fund, L.P.
 c/o Ventana Environmental Organizational Partnership,
  L.P. ....................................................    571,429   7.48
  18881 Van Karman Ave., Tower 17, Ste. 350
  Irvine, CA 92715
The Venture Capital Fund of New England II, L.P. and
 The Venture Capital Fund of New England III, L.P.(10) ....    626,136   8.19
  160 Federal Street, 23rd Floor
  Boston, MA 02110

--------
  *Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options to purchase shares of Common Stock which are currently exercisable or will become exercisable within 60 days of the Record Date, are deemed to be outstanding for purposes of computing the percentage of the shares held by an individual but are not outstanding for purposes of computing the percentage of any other person. Except as indicated otherwise in the footnotes below, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 231,756 shares subject to stock options that are exercisable within 60 days of April 20, 1998.

 (3) Mr. Guerrettaz resigned from his position as the Company's Chief Financial Officer effective December 31, 1997.

 (4) Includes 12,292 shares subject to stock options that are exercisable within 60 days of April 20, 1998. Mr. Baldwin ceased being an executive officer of the Company as of August 31, 1997 although he is still an employee of the Company.

 (5) Includes 5,209 shares subject to stock options that are exercisable within 60 days of April 20, 1998. Mr. Hohl, Vice President, Sales, ceased being an executive officer of the Company as of June 30, 1997 and left the Company effective March 31, 1998.

 (6) All 2,084 shares are subject to stock options that are exercisable within 60 days of April 20, 1998.

 (7) Includes 22,675 shares subject to stock options that are exercisable within 60 days of April 20, 1998.

 (8) Mr. Blumenstein is a director and officer of CIBC Wood Gundy Ventures, Inc. and, therefore, may be deemed to beneficially own the shares held by CIBC Wood Gundy Ventures, Inc. (761,906). Mr. Blumenstein disclaims beneficial ownership of the 761,906 shares held by CIBC Wood Gundy Ventures, Inc.

 (9) Includes 5,001 shares subject to stock options that are exercisable within 60 days of April 20, 1998.

(10) Mr. Healer is a general partner of The Venture Capital Fund of New England and, therefore, may be deemed to beneficially own the shares held by The Venture Capital Fund of New England (626,136, including warrants to purchase 2,726 shares). Mr. Healer disclaims beneficial ownership of the 626,136 shares held by The Venture Capital Fund of New England except to the extent of his pecuniary interest arising from his general partnership interest therein.

(11) Includes 5,001 shares subject to stock options that are exercisable within 60 days of April 20, 1998.

(12) Mr. Kokesh is a managing general partner of Technology Funding and, therefore, may be deemed to beneficially own the shares held by Technology Funding. Includes 62,772 shares held by Technology Funding, which pursuant to an agreement between Mr. Pope and Technology Funding, Mr. Pope is entitled to receive at such time as Technology Funding distributes the assets of the partnership to its limited partners. See footnote (14).


(13) Includes 10,280 shares subject to stock options that are exercisable within 60 days of April 20, 1998.

(14) Includes 5,001 shares subject to stock options that are exercisable within 60 days of April 20, 1998 and 62,772 shares held by Technology Funding and which Mr. Pope is entitled to receive upon distribution. See footnote (12).

(15) All 834 shares are subject to stock options that are exercisable within 60 days of April 20, 1998.

(16) Includes 14,169 shares subject to stock options that are exercisable within 60 days of April 20, 1998.

(17) Includes 340,643 shares subject to stock options and warrants that are exercisable within 60 days of April 20, 1998.

(18) Based on information provided pursuant to Schedule 13G filed with the Securities and Exchange Commission on February 11, 1998.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

  The following table shows, as to the Chief Executive Officer and each of the other five most highly compensated executive officers, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the three years ended December 31, 1997.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                           ANNUAL COMPENSATION
                                  -------------------------------------  SECURITIES
                                                                         UNDERLYING
                                   SALARY                  ALL OTHER      OPTIONS
NAME AND PRINCIPAL POSITION  YEAR   ($)    BONUS ($)(1) COMPENSATION(2)    (#)(3)
---------------------------  ---- -------- ------------ --------------- ------------
John T. Schofield.......     1997 $220,000    $  --         $ 1,636           --
 Chairman, President and     1996  215,625       --           3,235        33,334
 Chief Executive Officer     1995  179,375     3,000          9,374       166,667
Steven J. Guerrettaz(4).     1997  131,250       --             997           --
 Vice President, Finance
  and Accounting             1996  122,813       --             840        13,334
 Chief Financial Officer     1995   98,229       500            792         6,668
Alexander G. Baldwin(5).     1997  125,000       --             952           --
 Vice President, Engi-
  neering and Operations     1996  123,542       --             900        10,000
                             1995  106,458     1,000            792         6,667
Howard M. Hohl(6).......     1997  123,129       --          30,916           --
 Vice President, Sales       1996  117,687       --             847        11,667
                             1995   97,875       600            709         3,334
Richard J. Goodier(7)...     1997  120,546       --             768         5,000
 Director, European
  Engineering &
  Operations                 1996      --        --             --            --
                             1995      --        --             --            --
Barbara E. Krimsky......     1997  120,000       --             916           --
 Vice President, Finance
  and Administration         1996  115,625       --             833        11,667
 Acting Chief Financial
  Officer and Secretary      1995   97,875     3,000            726         1,667

--------
(1) Represents shares of Common Stock with a fair market value at the date of award of $1.50 per share.

(2) "All Other Compensation" includes premiums for life insurance policies and a severance payment to Mr. Hohl in the amount of $30,000 related to the termination of his employment.

(3) These shares are subject to exercise under stock options granted under the Company's stock option plans.

(4) Mr. Guerrettaz resigned from the Company as of December 31, 1997.

(5) Mr. Baldwin ceased being an executive officer of the Company as of August 31, 1997 although he is still an employee of the Company.

(6) Mr. Hohl ceased being an executive officer of the Company as of June 30, 1997 and left the Company as of March 31, 1998. Payment for accrued vacation in the amount of $3,129 is included in Mr. Hohl's 1997 salary.

(7) Mr. Goodier joined the Company February 1, 1997 and, therefore, his salary from February 1, 1997 to December 31, 1997 reflects less than a full year. Mr. Goodier is paid in pounds sterling which have been converted into U.S. dollars at the exchange rate for the applicable fiscal year of $1.64.

STOCK OPTION GRANTS AND EXERCISES

  The following table shows, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                         ------------------------------------------------ POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                           NUMBER OF     % OF TOTAL                       ANNUAL RATES OF STOCK
                           SECURITIES     OPTIONS                          PRICE APPRECIATION
                           UNDERLYING    GRANTED TO  EXERCISE             FOR OPTION TERM($)(1)
                            OPTIONS     EMPLOYEES IN PRICE PER EXPIRATION ---------------------
NAME                     GRANTED (#)(2) FISCAL YEAR  SHARE ($)  DATE(3)         5%        10%
----                     -------------- ------------ --------- ---------- ---------- ----------
John T. Schofield.......       --            --        $ --        --     $      --  $      --
Steven J. Guerrettaz....       --            --          --        --            --         --
Alexander G. Baldwin....       --            --          --        --            --         --
Howard M. Hohl..........       --            --          --        --            --         --
Richard J. Goodier......     5,000         12.25%       7.00   02/14/2007     22,011     55,781
Barbara E. Krimsky......       --            --          --        --            --         --

--------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

(2) Option grants generally vest over a 48-month period. Initial grants vest and become exercisable as to 1/48th of the shares subject to the grant twelve months after the vesting commencement date and as to an additional 1/48th of the shares at the end of each month thereafter provided the optionee continues to serve as an employee on such date. Subsequent grants vest and become exercisable as to 1/48th of the shares subject to the subsequent grant one month after the vesting commencement date and as to an additional 1/48th of the shares at the end of each month thereafter, provided the optionee continues to serve as an employee on such date.

(3) Options may terminate before their expiration date if the optionee's status as an employee is terminated.

  The following table shows, as to the Named Executive Officers, information concerning stock options exercised during the fiscal year ended December 31, 1997 and the value of unexercised options at such date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES  VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED IN-THE-MONEY OPTIONS
                                                         OPTIONS/SARS AT      DECEMBER 31, 1997
                                                      DECEMBER 31, 1997 (#)         ($)(1)
                                                      ---------------------- --------------------
                         SHARES ACQUIRED    VALUE          EXERCISABLE/          EXERCISABLE/
NAME                     ON EXERCISE (#) REALIZED ($)     UNEXERCISABLE         UNEXERCISABLE
----                     --------------- ------------ ---------------------- --------------------
John T. Schofield.......     42,000        $129,150       210,923/81,666       $117,471/11,041
Steven J. Guerrettaz....        --              --              16,810/0               5,678/0
Alexander G. Baldwin....     18,752          33,087          9,376/8,540             885/1,041
Howard M. Hohl..........        --              --          10,176/9,825             4,089/703
Richard J. Goodier......        --              --               0/5,000                   0/0
Barbara E. Krimsky......        --              --          19,343/7,325            11,095/781

--------
(1) Based on the fair market value of the Company's Common Stock at December 31, 1997 of $1.625 per share, less the exercise price to be paid for such shares.

EMPLOYMENT AGREEMENTS

  In connection with the appointment of Barbara E. Krimsky as Acting Chief Financial Officer in January 1998, the Company entered into an agreement that provides that in the event Ms. Krimsky is terminated without cause, the Company shall give Ms. Krimsky three (3) months notice of such decision, and at the end of such notice period shall pay Ms. Krimsky an amount equal to six months' salary. In addition, all stock options held by Ms. Krimsky shall become immediately exercisable.

  The Company has no other employment contracts with any of its officers and has no compensatory plan or arrangement which is activated upon resignation, termination or retirement of any such officer upon a change in control of the Company other than required by law. Under certain circumstances both the 1996 Stock Plan (defined below) and the Director Plan provide for the accelerated vesting of all outstanding options upon a change in control.

OTHER EMPLOYEE BENEFIT PLANS

 1987 Incentive Stock Plan

  The Company's 1987 Incentive Stock Plan, as amended (the "1987 Stock Plan") was adopted by the Board of Directors in August 1987 and approved by the stockholders in February 1988. The 1987 Stock Plan provided for grants of incentive stock options to employees (including officers and employee directors) and non-statutory stock options to non-employees (including non-employee directors) and consultants of the Company. A total of 907,651 shares of Common Stock was reserved for issuance under the 1987 Stock Plan. As of April 20, 1998, 286,999, shares of Common Stock had been issued upon the exercise of options granted under the 1987 Stock Plan and options to purchase 473,572 shares of Common Stock at a weighted average exercise price of $1.63 per share were outstanding. The Plan terminated in 1997 and no further options will be granted under the 1987 Stock Plan. Options under the 1987 Stock Plan become exercisable at varying rates over vesting periods determined by the Board of Directors (generally one to ten years), and as of April 20, 1998, 349,943 options were exercisable.

 1996 Stock Plan

  The Company's 1996 Stock Plan (the "1996 Plan") was adopted by the Board of Directors in March 1996 and approved by the stockholders in April 1996. A total of 333,334 shares of Common Stock has been reserved for issuance under the 1996 Plan. The 1996 Plan provides for grants of incentive stock options to employees (including officers and employee directors) and non-statutory stock options and stock purchase rights to non-employees (including non-employee directors) and consultants of the Company. The purpose of the 1996 Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees and consultants to promote the success of the Company's business. The 1996 Plan is presently being administered by the Board of Directors, which determines the optionees and the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof.

  The terms of options granted under the 1996 Plan are stated in the option agreements. Terms of an incentive stock option may not exceed 10 years, and the term of all incentive stock options and non-statutory stock options granted to an optionee who, at the time of grant, owns stock representing more than 10% of the Company's outstanding capital stock, may not exceed five years. Options granted under the 1996 Plan vest and become exercisable as set forth in each option agreement. No option may be transferred by the optionee other than by will or the laws of descent or distribution, and each option may be exercised, during the lifetime of the optionee, only by such optionee. An optionee whose relationship with the Company or any related corporation ceases for any reason (other than by death or total and permanent disability) may exercise options in the three-month period following such cessation, unless such options terminate or expire sooner (or for non-statutory options, later), by their terms. The three-month period is extended to twelve months for terminations due to death or permanent total disability. In the event of a merger of the Company with or into another corporation, all outstanding options may either be assumed or an equivalent option may be substituted for the surviving entity or, if such options are not assumed or substituted, such options shall become exercisable as to all of the shares subject to the options, including shares as to which they would not otherwise be exercisable. In the event that options become exercisable in lieu of assumption or substitution, the Board of Directors shall notify optionees that all options shall be fully exercisable for a period of 15 days, after which such options shall terminate.

  The Board of Directors determines the exercise price of options granted under the 1996 Plan at the time of grant, provided that the exercise price of all incentive stock options must be at least equal to the fair market value of the shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date. The consideration for exercising any incentive stock option or any non-statutory stock option may consist of cash, check, promissory note, delivery of already-owned shares of the Company's Common Stock subject to certain conditions, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, a reduction in the amount of any Company liability to an optionee, or any combination of the foregoing methods of payment or such other consideration or method of payment to the extent permitted under applicable law.

  No incentive stock options may be granted to a participant, which, when aggregated with all other incentive stock options granted to such participant, would have an aggregate fair market value in excess of $100,000 becoming exercisable in any calendar year. No employee may be granted, in any fiscal year of the Company, options or stock purchase rights to purchase more than 150,000 shares provided, however, an employee may be granted options and stock purchase rights (discussed below) to purchase up to an additional 250,000 shares. The 1996 Plan will terminate in April 2006, unless sooner terminated by the Board of Directors.

  The Board of Directors may also grant stock purchase rights to employees and consultants under the 1996 Plan. Such grants are made pursuant to restricted stock purchase agreements. The Company is generally granted a repurchase option exercisable on the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The repurchase price shall be the original purchase price paid by the purchaser. The repurchase option shall lapse at a rate determined by the Board of Directors. Once the stock purchase right has been exercised, the purchaser shall have the rights equivalent to those of a stockholder.

  The Board of Directors adopted a sub-plan of the 1996 Plan for the purpose of qualifying for preferred tax treatment under UK tax laws. The UK Inland Revenue approved the sub-plan effective January 30, 1998.

  A total of 333,334 shares of Common Stock has been reserved for issuance under the 1996 Plan. As of April 20, 1998, no shares of Common Stock had been issued upon the exercise of options granted under the 1996 Plan, options to purchase 148,100 shares of Common Stock at a weighted average exercise price of $2.96 per share were outstanding, 11,690 options were exercisable and 185,234 shares were available for future issuance.

 401(k) Savings Plan

  The Company maintains the Thermatrix Inc. 401(k) Plan, a defined contribution retirement plan with a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan is intended to be qualified under Section 401(a) of the Code. All employees of the Company are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant make elective contributions of a percentage of his or her compensation, subject to statutory limits.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 20 shall not be incorporated by reference into any such filings.

GENERAL

  The Compensation Committee (the "Committee") of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements for the chief executive officer, other executive officers, and employees earning in excess of $100,000 per year. The Committee also recommends stock option awards for employees to the Board. The Committee is comprised of three of the independent, non-employee members of the Board of Directors, none of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Committee has available to it such external compensation advice and data as the Committee deems appropriate to obtain.

  The compensation philosophy of the Committee is to provide a comprehensive compensation package for each executive officer that is tailored to the Company's accomplishment of business strategies, objectives and initiatives. Accordingly, the Committee follows a compensation strategy which utilizes vesting terms to incentivize and reward executives as the Company addresses the challenges associated with growth. As the Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decisions with a view towards the Company's overall financial performance. The Committee strives to structure each officer's overall compensation package to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.

EXECUTIVE OFFICER COMPENSATION

  The Committee's executive compensation policies are designed to enhance the financial performance of the Company and thus stockholder value, by aligning the financial interests of the key executives with those of the stockholders. The executive compensation program is viewed in total considering all of its component parts: an annual compensation component, which consists of base salaries that are generally competitive with those offered by other companies in the industry at similar phases of growth, and a long-term incentive component, which consists of stock options and stock ownership. In determining individual salaries, the Committee considers the individual experience, performance and breadth of responsibilities of each executive officer within the Company in light of the accomplishment of business strategies, objectives and initiatives set forth by the Board periodically. These factors are reviewed for each executive officer annually.

  The Company's 1996 Stock Plan and the ESPP are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interest by creating a direct link between long-term rewards and the value of the Company's shares. The Committee believes that long-term stock ownership by executive officers and all employees is an important factor in achieving both above average growth in share value and retaining valued employees. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate executive officers to manage the Company in a manner which will benefit all stockholders.

  The Option Plans authorize the Committee to award available stock options to employees at any time. Options for executive officers are generally granted at the time of initial employment with the Company, and at later dates at the discretion of the Committee. The size of the initial and later grants are determined by a number of factors including comparable grants to executive officers and employees by other companies which compete in the Company's industry. The exercise price per share of the stock options is normally equal to the prevailing market value of a share of the Company's Common Stock on the date the options are granted.

  The Company has adopted certain broad-based employee benefit plans in which all employees, including the executive officers, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. See "Other Employee Benefit Plans--401(k) Savings Plan."

CEO COMPENSATION

  Compensation for the Chief Executive Officer aligns with the philosophies and practices described above for executive officers in general. Mr. Schofield's base salary was increased to $220,000 from $205,000 in April 1996. Mr. Schofield received no salary increase in 1997. No options have been granted to Mr. Schofield since January 1996. The Company currently does not have a bonus plan for its Chief Executive Officer or any of its other executive officers.


                            COMPENSATION COMMITTEE
                           Robi Blumenstein
                           Harry J. Healer, Jr.
                           James M. Strock

                        COMPANY STOCK PRICE PERFORMANCE

  The following graph demonstrates a comparison of cumulative total stockholder returns, calculated on a dividend reinvestment basis and based upon an initial investment of $100 in the Company's Common Stock as compared with the Russell 2000 Index and the Dow Jones Industrial Technology Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The Company's Common Stock began trading on the NASDAQ National Market on June 20, 1996. The graph reflects the Company's stock price performance from the initial public offering through the end of fiscal 1997.

                COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG THERMATRIX INC., THE RUSSELL 2000 INDEX
                 AND THE DOW JONES INDUSTRIAL TECHNOLOGY INDEX

                                                            DOW JONES
           THERMATRIX INC.        RUSSELL 2000        INDUSTRIAL TECHNOLOGY

6/20/96         100                     100                     100
6/30/96         102                      96                      92
9/30/96          67                      96                      96
12/31/96         72                     101                      93
3/31/97          44                      96                      89
6/30/97          24                     112                      99
9/30/97          15                     128                     112
12/31/97         13                     124                      99

* $100 INVESTED ON 6/20/96 IN STOCK OR ON 5/31/96 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: May 11, 1998

                                                                  SKU 1535-PS-98

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                THERMATRIX INC.



                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                 June 11, 1998


   The undersigned stockholder of Thermatrix Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 11, 1998, and hereby appoints John T. Schofield and Michael J. Danaher, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Thermatrix Inc. to be held on June 11, 1998, at 10:30 a.m. (Pacific time), at 101 Metro Drive, Suite 248, San Jose, California, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN AND FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.



 1.   ELECTION OF CLASS II DIRECTORS:          ___ FOR all nominees listed
                                                   below (except as indicated).

                                               ___ WITHHOLD authority to
                                                   vote for nominees listed
                                                   below.


          IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST
          BELOW:


          Harry J. Healer, Jr.      Charles R. Kokesh        John M. Toups



     2. PROPOSAL TO AMEND THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE THEREUNDER BY 100,000:


               __ FOR         __ AGAINST      __ ABSTAIN

     3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS:


               __ FOR         __ AGAINST      __ ABSTAIN




               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ____

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



Dated:  _________________, 1998


                                  ____________________________________
                                  Signature



                                  ____________________________________
                                  Signature